Exhibit 10.8

CONSULTING SERVICES AGREEMENT

THIS AGREEMENT (“Agreement”) is entered into on May 31, 2007, between Fused Industries, LLC, a Colorado LLC (“Consultant”) and Fairground Media, LLC. (“Client”), with its principal place of business located at 875 Dellwood Avenue, Boulder, Colorado, 80304 and shall be effective as of May 31, 2007 (the “Effective Date”).

WHEREAS, Consultant is engaged in the business of writing computer code for the purposes of creating a transactional web site.

WHEREAS, Client wishes to utilize the services of Consultant in connection with the software development of the CrowdFunder.com web site.  NOW, THEREFORE, Consultant and Client agree as follows:

1.0       Project Background
Fairground Media LLC. Is developing a web service call CrowdFunder.com.  Crowdfunder.com (Crowdfunder) is an Internet website property that provides a robust and entertaining way for sellers of user-created-content (“Sellers”) to market and sell their intellectual property (“IP”) to a community of buyers (“Buyers”).  Fairground Media intends to secure equity financing to develop the CrowdFunder.com service.  Consultant will consult on this project as defined in this agreement.

2.0       Scope
The work Consultant is to perform is limited to the following scope.
2.1.1 Consult with Fairground Media to develop and build the Crowdfunder.com web site described in the Crowdfunder business plan.
2.1.2 Act as Project Manager and assume a leadership role in the day-to-day development and marketing affairs of Crowdfunder.

3.0       Project Deliverables — All deliverables shall be determined by Mark H. Kreloff and Andrew V. Brandt.

4.0       Contract Payment — Fairground Media, Inc. agrees to pay Consultant at the rate of $7,000 per month for six months.  Consultant agrees to provide invoices for services beginning July 10, 2007.

5.0       Supporting Documentation
Supporting documentation will be amended to this agreement on an as needed basis

            IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

Consultant Consultant		Client Fairground Media, LLC.
By:	/s/ Luke Miller	By:	/s/ Mark Kreloff
Title: Owner		Title: President/CEO